Exhibit 99.1
FireEye Reports Financial Results for First Quarter 2018

•	Q1 Revenue of $199 million, an increase of 8 percent from the first quarter of 2017

•	Q1 Billings of $175.1 million, an increase of 21 percent from the first quarter of 2017

•	Q1 Cash flow generated by operations of $9 million, an increase of $26 million from the first quarter of 2017

•	Annual recurring revenue of $500 million, an increase of 14 percent compared to the end of the first quarter of 2017

MILPITAS, Calif. – May 2, 2018 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the first quarter ended March 31, 2018.

“We continued to execute well in the first quarter and delivered revenue above our guidance range and billings slightly above our guidance range,” said Kevin Mandia, FireEye chief executive officer. “We also continued to drive innovation across our product portfolio, added new features and functionality, and updated our pricing and packaging."

"Our frontline knowledge of the threat landscape and how organizations are combating cyber attacks is at the heart of our unique innovation cycle," added Mandia. "FireEye network, email and endpoint security products continue to detect attacks that evade other security solutions. Our Helix platform operationalizes our intelligence and expertise to reduce the complexity of security operations and capture the untapped potential of prior security investments."

First Quarter 2018 Financial Results

•	Revenue of $199 million, an increase of 8 percent from the first quarter of 2017, and above the guidance range of $192 million to $197 million.

•	Billings of $175.1 million, an increase of 21 percent from the first quarter of 2017, and slightly above our guidance range of $165 million to $175 million.[1]

•	GAAP gross margin of 66 percent, compared to 64 percent in the first quarter of 2017.

•	Non-GAAP gross margin of 74 percent, compared to 74 percent in the first quarter of 2017, and consistent with guidance of approximately 74 percent.[1]

•	GAAP operating margin of negative 31 percent, compared to negative 36 percent in the first quarter of 2017.

•	Non-GAAP operating margin of negative 3 percent, compared to negative 4 percent in the first quarter of 2017, and within the guidance range of negative 2 percent to negative 4 percent.[1]

•	GAAP net loss per share of $0.39, compared to a GAAP net loss per share of $0.45 in the first quarter of 2017.

•	Non-GAAP net loss per share of $0.04, compared to a non-GAAP net loss per share of $0.05 in the first quarter of 2017, and within the guidance range of non-GAAP net loss per share of $0.03 to $0.06.[1]

•
Cash flow generated by operations was $9 million, compared to cash flow generated by operations of negative $17 million in the first quarter of 2017, and better than the guidance range of negative $10 million to break-even.

FireEye adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), effective January 1, 2018 using the full retrospective method. Prior period information has been adjusted to reflect the adoption of the new standard.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Second Quarter and Updated 2018 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the second quarter of 2018, FireEye currently expects:

•	Total revenue in the range of $199 million to $203 million.

•	Billings in the range of $180 million to $195 million.

•	Non-GAAP gross margin of approximately 74 percent.

•	Non-GAAP operating margin in the range of negative 2 percent to positive 1 percent.

•	Non-GAAP net income (loss) per share of $(0.03) to $0.00.

•	Cash flow generated by operations between zero dollars and negative $15 million.
Non-GAAP net income (loss) per share for the second quarter assumes cash interest expense of approximately $3 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 million and $1.5 million, and weighted average shares outstanding of approximately 188 million.

For 2018, FireEye currently expects:

•	Revenue in the range of $820 million to $830 million.

•	Billings in the range of $815 million to $835 million.

•	Non-GAAP operating margin between 1 percent and 2 percent.

•	Non-GAAP net income per share between $0.00 and $0.04.

•	Positive cash flow generated by operations of $50 million to $60 million.

•	Capital expenditures between $35 million and $40 million.

Non-GAAP net income per share for 2018 assumes cash interest expense of approximately $12.1 million, paid semi-annually in June and December, associated with the company's convertible senior notes, provision for income taxes of between $5.0 million and $6.0 million, and diluted weighted average shares outstanding of approximately 197 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, and non-cash interest expense related to the company’s convertible senior notes. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the second quarter of 2018 and full year 2018 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
FireEye will host a conference call today, May 2, 2018, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter results and the company’s outlook for the second quarter and full year 2018. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the second quarter and full year 2018, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, cash flows generated by operations, interest expense, provision for income taxes, non-GAAP net income (loss) per share, basic and diluted weighted average shares outstanding, and capital expenditures in the section entitled “Second Quarter and Updated 2018 Outlook” above, as well as statements related to future growth, profitability, innovation, competitive advantages, and adapting as the threat landscape evolves.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K/A filed with the Securities and Exchange Commission on March 1, 2018, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating income, operating margin, net income (loss), net income (loss) per share, and free cash flow. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue. FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax benefits. FireEye defines non-GAAP net income per share as non-GAAP net income divided by diluted weighted average shares outstanding. Diluted weighted average shares used to calculate non-GAAP net income per share excludes shares issuable upon conversion of the company's senior convertible notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's senior convertible notes that are anti-dilutive. FireEye defines free cash flow as cash flow generated by operations less purchases of property and equipment.
Non-GAAP net loss and net loss per share in the first quarter of 2018 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the convertible senior notes issued in June 2015, and discrete benefit from income taxes. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP net loss and net loss per share for the first quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, change in fair value of contingent earn-out liability, and non-cash interest expense related to the convertible senior notes issued in June 2015. Weighted average shares outstanding used to calculate non-GAAP loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of senior convertible notes that are anti-dilutive.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 6,800 customers across 67 countries, including more than 45 percent of the Forbes Global 2000.

© 2018 FireEye, Inc. All rights reserved. FireEye, Mandiant and Helix are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:
Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2018	December 31, 2017*

Assets
Current assets:
Cash and cash equivalents	$167,850	$180,891
Short-term investments	718,536	715,911
Accounts receivable, net	103,056	146,317
Inventories	6,806	5,746
Prepaid expenses and other current assets	102,851	93,799
Total current assets	1,099,099	1,142,664
Property and equipment, net	76,579	71,357
Goodwill	999,920	984,661
Intangible assets, net	180,875	187,388
Deposits and other long-term assets	69,912	72,767
Total assets	$2,426,385	$2,458,837
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,749	$35,684
Accrued and other current liabilities	23,817	19,569
Accrued compensation	54,020	59,588
Deferred revenue, current portion	533,540	546,615
Total current liabilities	642,126	661,456
Convertible senior notes, net	789,272	779,578
Deferred revenue, non-current portion	352,596	363,485
Other long-term liabilities	22,957	22,102
Total liabilities	1,806,951	1,826,621
Stockholders' equity:
Common stock	19	19
Additional paid-in capital	2,952,085	2,891,441
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(4,476)	(2,881)
Accumulated deficit	(2,178,194)	(2,106,363)
Total stockholders’ equity	619,434	632,216
Total liabilities and stockholders' equity	$2,426,385	$2,458,837

* Certain prior period amounts have been adjusted as a result of adoption of the new revenue recognition standard.

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017*
Revenue:
Product, subscription and support	$165,473	$153,729
Professional services	33,597	31,030
Total revenue	199,070	184,759
Cost of revenue: (1)(2)
Product, subscription and support	47,429	46,423
Professional services	20,500	19,324
Total cost of revenue	67,929	65,747
Total gross profit	131,141	119,012
Operating expenses: (1)(2)
Research and development	66,196	58,352
Sales and marketing	97,251	98,988
General and administrative (3)(4)	28,418	27,615
Total operating expenses	191,865	184,955
Operating loss	(60,724)	(65,943)
Other expense, net (5)	(10,053)	(9,981)
Loss before income taxes	(70,777)	(75,924)
Provision for income taxes (6)	1,053	1,293
Net loss attributable to common stockholders	$(71,830)	$(77,217)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.45)
Weighted average shares used in per share calculations, basic and diluted	186,456	172,236

* Certain prior period amounts have been adjusted as a result of adoption of the new revenue recognition standard.

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(71,830)	$(77,217)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,389	26,365
Stock-based compensation	42,148	43,889
Non-cash interest expense related to convertible senior notes	9,694	9,226
Change in fair value of contingent earn-out liability	—	13
Deferred income taxes	(60)	251
Other	1,342	2,120
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	42,986	22,021
Inventories	(1,373)	(1,090)
Prepaid expenses and other assets	(6,330)	630
Accounts payable	(5,354)	3,331
Accrued liabilities	4,254	(930)
Accrued compensation	(5,568)	(7,006)
Deferred revenue	(23,965)	(39,789)
Other long-term liabilities	854	1,234
Net cash provided by (used in) operating activities	9,187	(16,952)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(14,487)	(8,483)
Purchases of short-term investments	(109,469)	(98,480)
Proceeds from maturities of short-term investments	104,711	94,689
Proceeds from sales of short-term investments	—	3,620
Business acquisitions, net of cash acquired	(5,977)	—
Lease deposits	(116)	(70)
Net cash used in investing activities	(25,338)	(8,724)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for contingent earn-outs	—	(38,928)
Proceeds from exercise of equity awards	3,110	4,311
Net cash provided by (used in) financing activities	3,110	(34,617)
Net change in cash and cash equivalents	(13,041)	(60,293)
Cash and cash equivalents, beginning of period	180,891	223,667
Cash and cash equivalents, end of period	$167,850	$163,374

* Certain prior period amounts have been adjusted as a result of adoption of the new revenue recognition standard.

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017*
GAAP operating loss	$(60,724)	$(65,943)
Stock-based compensation expense (1)	42,148	43,889
Amortization of intangible assets (2)	12,614	14,787
Acquisition related expenses (3)	264	—
Change in fair value of contingent earn-out liability (4)	—	13
Non-GAAP operating loss	$(5,698)	$(7,254)
GAAP gross margin	66%	64%
Stock-based compensation expense (1)	4%	4%
Amortization of intangible assets (2)	4%	6%
Non-GAAP gross margin	74%	74%
GAAP operating margin	(31)%	(36)%
Stock-based compensation expense (1)	21%	24%
Amortization of intangible assets (2)	7%	8%
Non-GAAP operating margin	(3)%	(4)%
GAAP net loss	$(71,830)	$(77,217)
Stock-based compensation expense (1)	42,148	43,889
Amortization of intangible assets (2)	12,614	14,787
Acquisition related expenses (3)	264	—
Change in fair value of contingent earn-out liability (4)	—	13
Non-cash interest expense related to convertible senior notes (5)	9,694	9,226
Adjustment to provision (benefit) from income taxes (6)	(382)	—
Non-GAAP net loss	$(7,492)	$(9,302)
GAAP net loss per common share, basic and diluted	$(0.39)	$(0.45)
Stock-based compensation expense (1)	0.23	0.26
Amortization of intangible assets (2)	0.07	0.09
Non-cash interest expense related to convertible senior notes (5)	0.05	0.05
Non-GAAP net loss per common share, basic	$(0.04)	$(0.05)
Non-GAAP net loss per common share, diluted	$(0.04)	$(0.05)
Weighted average shares used in per share calculation for GAAP, basic and diluted	186,456	172,236

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,622	$4,360
Cost of professional services revenue	3,902	3,672
Research and development expense	14,353	14,525
Sales and marketing expense	12,977	14,015
General and administrative expense	7,294	7,317
Total stock-based compensation expense	$42,148	$43,889

	Three Months Ended March 31,
	2018	2017*

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$8,662	$10,178
Research and development expense	157	162
Sales and marketing expense	3,795	4,447
Total amortization of intangible assets	$12,614	$14,787

(3) Includes acquisition related expenses as follows:
General and administrative expense	$264	$—

(4) Includes change in fair value of contingent earn-out liability as follows:
General and administrative expense	$—	$13

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,694	$9,226

(6) Includes income tax effect of non-GAAP adjustments as follows:
Provision for (benefit from) income taxes	$(382)	$—

* Certain prior period amounts have been adjusted as a result of adoption of the new revenue recognition standard.

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017*
GAAP revenue	$199,070	$184,759
Add change in deferred revenue	(23,964)	(39,789)
Non-GAAP billings	$175,106	$144,970

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017*
Product and related subscription and support billings	$90,365	$76,930
Cloud subscription and managed services	57,110	35,349
Professional services billings	27,631	32,691
Non-GAAP billings	$175,106	$144,970

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017*
Product and related subscription and support revenue	$121,092	$112,184
Cloud subscription and managed services revenue	44,381	41,545
Professional services revenue	33,597	31,030
Total revenue	$199,070	$184,759

* Certain prior period amounts have been adjusted as a result of adoption of the new revenue recognition standard.